ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20100152364-34
	Filing Date and Time 03/11/2010 10:00 AM
	Entity Number E0108512010-6

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ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Radikal Phones Inc.
2. Registered Agent for Service of Process: (check only one box)	[x] Commercial Registered Agent: Business Filings Incorporated Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with *par value:* 50,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Fadi Zeidan Name 11037 Warner Ave, Suite 132 — Fountain Valley — CA — 92708 Street Address — City — State — Zip Code 2) Name Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	The Nevada Company — Mark Williams, AVP Name — Incorporator Signature 8040 Excelsior Dr. Ste 200 — Madison — WI — 53717 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Mark Williams, AVP, Business Filings Incorporated — March 11, 2010 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100763966-60
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/07/2010 8:30 AM
	Entity Number E0108512010-6

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

RADIKAL PHONES INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 of the Articles of Incorporation is hereby amended by deleting in its entirety the present Article 1 and substituting in lieu thereof the following new Article 1:

"1. Name of Corporation: FIRST AMERICAN GROUP INC."

The Articles of Incorporation of the Corporation is hereby amended by adding the following new Article 8:
[continued on following page]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 2,000,000

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PAGE 2
OF
CERTIFICATE OF AMENDENT
(PURSUANT TO NRS 78.385 AND 78.390)
OF
RADIKAL PHONES INC.

8. Acquisitions of Controlling Interest and Interested Stockholders

8.1 Acquisition of Controlling Interest. The Corporation elects not to be governed by NRS 78.378 to 78.3793.

8.2. Combinations with Interested Stockholders. The Corporation elects not to be governed by NRS 78.411 to 78.444.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20140085363-72
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/04/2014 8:00 AM
	Entity Number E0108512010-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

FIRST AMERICAN GROUP INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation of the Corporation are hereby amended by deleting in its entirety the text following the present article "3. Authorized Stock" and substituting in lieu thereof the following:

"3. Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue shall consist of two hundred fifty million (250,000,000) shares of common stock, par value $0.0001 per share."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 2,000,000

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20140085361-50
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/04/2014 8:00 AM
	Entity Number E0108512010-6

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

FIRST AMERICAN GROUP INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 shares of common stock, par value $0.0001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

250,000,000 shares of common stock, par value $0.0001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Fifty (50) shares of common stock, par value $0.0001 per share, shall be issued after the change in exchange for each issued share of common stock, par value $0.001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of common stock, par value $0.0001 per share, shall be rounded up to the nearest whole share of common stock, par value $0.0001 per share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20150328947-11
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/21/2015 8:24 AM
	Entity Number E0108512010-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

FIRST AMERICAN GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article "1. Name of Corporation:" is hereby amended and restated, so that as amended and restated, Article "1. Name of Corporation:" states as follows:

"1. Name of Corporation: LOOP INDUSTRIES, INC."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske	20150328946-00
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/21/2015 8:24 AM
	Entity Number E0108512010-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

FIRST AMERICAN GROUP, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 shares of common stock, par value $0.0001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

250,000,000 shares of common stock, par value $0.0001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock, par value $0.0001 per share, shall be issued after the change in exchange for each four (4) issued shares of common stock, par value $0.0001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of common stock, par value $0.0001 per share, shall be rounded up to the nearest whole share of common stock, par value $0.0001 per share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President and Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160074460-60
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/19/2016 8:43 AM
	Entity Number E0108512010-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

LOOP INDUSTRIES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 of the Articles of Incorporation is amended and restated in its entirety to read as follows:

3 AUTHORIZED STOCK:

SECTION 1. Authorized Stock. The total number of shares of capital stock which the Corporation has authority to issue is 275,000,000 consisting of:

[continues on following page]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(a) 250,000,000 shares of common stock, par value $0.0001 per share (the "***Common Stock***"); and

(b) 25,000,000 shares of initially undesignated preferred stock, par value $.0001 per share ("***Preferred Stock***").

SECTION 2. *Preferred Stock.* The Preferred Stock may be issued from time to time and in one or more series. Subject to the rights of the preferred stockholders, the Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.

SECTION 3. *Amendments.* Any amendment to the provisions of this Article 3 requires the affirmative vote of at least a majority of each of (i) the voting power of all stockholders present or represented by proxy at a meeting and entitled to vote on all matters submitted to a vote of stockholders and (ii) the voting power of any series of Preferred Stock, the Certificate of Designation of which provides that it shall have the right to vote on any amendment of the Corporation's Articles of Incorporation, present or represented by proxy at a meeting and entitled to vote thereon.

[remainder of page intentionally left blank]

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160074461-71
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/19/2016 8:43 AM
	Entity Number E0108512010-6

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:
LOOP INDUSTRIES, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

SECTION 1. Designation.

A series of the Corporation's Preferred Stock is designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the maximum number of shares of Series A Preferred Stock shall be one and no more.

[continues on following page]

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECTION 2. *Voting Rights; Generally.* Subject to the other provisions of these Articles of Incorporation (including the disparate votes per share provisions of the Series A Preferred Stock set forth in Sections 3, 4, and 5 below), each holder of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise required by applicable law. Except as otherwise expressly provided herein, in the Corporation's by-laws or as required by law, the holders of Series A Preferred Stock and Common Stock shall vote together and not as separate series or classes.

SECTION 3. *Special Voting Rights of Series A Preferred Stock.* Each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of votes *n* calculated as follows:

$$n = \frac{\left(\frac{C_t}{35}\right) - (C_t + C_{dp})}{SA_t}$$

Where: C_t = The total number of shares of Common Stock outstanding and entitled to vote.

C_{dp} = The number of shares of Common Stock outstanding and entitled to vote and held by Designated Persons and their Permitted Transferees.

SA_t = The total number of shares of Series A Preferred Stock outstanding.

For purposes of calculating shares outstanding and entitled to vote on a particular matter, the shares shall be those outstanding on the record date for the determination of the stockholders entitled to vote on such matter or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

SECTION 4. *Series A Director.* There is hereby created a special director on the Corporation's Board of Directors designated as the "***Series A Director***." So long as any shares of Series A Preferred Stock remain outstanding, the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect the Series A Director. The initial Series A Director shall be Daniel Solomita, who shall serve until the next annual meeting of stockholders and until his successor is elected and qualified. The holders of the Series A Preferred Stock may waive their rights to elect the Series A Director at any time and assign such right to the Board of Directors other than the Series A Director to elect the Series A Director.

SECTION 5. *Protective Provisions.* So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written

consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(a) amend the Articles of Incorporation or, unless approved by the Board of Directors, including by the Series A Director, amend the Corporation's Bylaws;

(b) change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(c) reclassify or recapitalize any outstanding equity securities, or, unless approved by the Board of Directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

(d) authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph) under the Articles, or any other merger or consolidation of the Corporation;

(e) increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove the Series A Director (unless approved by the Board of Directors, including the Series A Director);

(f) declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors, including the Series A Director);

(g) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors, including the Series A Director);

(h) create or amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(i) replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors, including the Series A Director);

(j) transfer assets to any subsidiary or other affiliated entity (unless approved by the Board of Directors, including the Series A Director);

(k) issue, or cause any subsidiary of the Corporation to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend,

renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A Preferred Stock (unless approved by the Board of Directors, including the Series A Director);

(l) modify or change the nature of the Corporation's business;

(m) acquire, or cause a Subsidiary of the Corporation to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by the Board of Directors, including the Series A Director); or

(n) sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Corporation or any Subsidiary outside the ordinary course of business (unless approved by the Board of Directors, including the Series A Director).

SECTION 6. *Dividend and Distribution Rights of Stock.* Shares of Common Stock and shares of Series A Preferred Stock shall be treated equally, identically and ratably, on a per-share basis, with respect to any dividend or distribution by the Corporation, including in respect of distributions upon liquidation of the Corporation. In the event that a dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Common Stock and Series A Preferred Stock shall both receive Common Stock or rights to acquire Common Stock. No dividends shall be declared or payable in the form of Series A Preferred Stock.

SECTION 7. *Conversion Provisions of Series A Preferred Stock.* Each share of Series A Preferred Stock shall be convertible into one (1) fully paid and nonassessable share of Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation. Each share of Series A Preferred Stock shall automatically convert into one share of Common Stock upon the first to occur of (a) a Transfer of such share of Series A Preferred Stock other than to a Permitted Transferee, (b) the death or incapacity of (i) the Permitted Transferee holding such share of Series A Preferred Stock or (ii) the Designated Person, (c) the resignation of the Designated Person as an officer of the Corporation, or (d) the Final Conversion Date.

SECTION 8. *Certain Definitions.* As used in this Certificate of Designation, the following capitalized terms shall have the meanings ascribed thereto below:

(a) ***"Deemed Liquidation"*** shall mean: (1) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation's assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation's intellectual property); (2) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (3) authorizing or effecting any transaction liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, provided, however, that none of the following shall be considered a Deemed Liquidation: (A) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (B) a

transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock.

(b) "***Designated Person***" means Daniel Solomita.

(c) "***Final Conversion Date***" means 5:00 p.m. in New York City, New York on the first Business Day falling on or after the date on which the Designated Person ceases to hold, together with his Permitted Transferees, an aggregate number of the outstanding shares of Common Stock held by the Designated Person on February 12, 2016 that are at least equal to seven and one-half percent (7.5%) of the total number of outstanding shares of Common Stock on February 12, 2016. The foregoing number of shares shall be subject to equitable adjustment in the event of stock splits and stock dividends effected after February 12, 2016.

(d) "***Permitted Private Transfer***" means a Transfer, other than a trade effected in the public markets, to a Permitted Transferee.

(e) "***Permitted Transferee***" means, (a) in respect of Series A Preferred Stock, a Designated Person and (b) in respect of Common Stock, (i) a Designated Person, (ii) a Designated Person's spouse, children or a family trust or similar private entity formed solely for the benefit of the Designated Person or the Designated Person's spouse and/or children and who was Transferred such Common Stock in a Permitted Private Transfer; (iii) a person (other than a natural person) that is controlled by the Designated Person (for the purposes hereof, "control" means, the beneficial ownership at the relevant time of voting equity of such person carrying more than 50% of the voting rights ordinarily exercisable at meetings of equity holders of the person where such voting rights are sufficient to elect a majority of the directors, managers or persons acting in a similar capacity of the person); and (iv) a broker or nominee for one of the persons described in the foregoing clauses (i), (ii), or (iii).

(f) "***Person***" shall mean a natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

(g) "***Transfer***" means (i) any sale, assignment, gift, transfer, hypothecation, encumbrance on, or other disposition of any securities or any right, power or interest therein or appurtenant thereto, directly or indirectly, whether voluntarily, by operation of law, under court order, foreclosure of a security interest, execution of a judgment or other legal process, or otherwise, including a purported transfer to or from a trustee in bankruptcy, a receiver, an assignee for the benefit of creditors and/or an assignment to a trust, spouse or family member, or (ii) any grant of an option, warrant or right to do the foregoing whether as of right, after lapse of time or upon fulfillment of condition, or otherwise.

SECTION 9. *Amendments.* This Certificate of Designation shall not be amended without the consent of a majority in interest of the holders of Series A Preferred Stock.

* * *